POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arnold J. Scheine his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                              Capacity                                             Date
- ---------                              --------                                             ----
/s/ Arnold J. Scheine                    President, Principal Executive                  May 30, 1995
- -----------------------                     Officer and Director
Arnold J. Scheine


/s/ Marvin Cohen                         Senior Vice President,                          May 30, 1995
- -----------------------                     Secretary, and Director
Marvin Cohen


/s/ Lee Grady                            Director                                        May 30, 1995
- ----------------------
Lee Gray


/s/ Bernard Ouziel                       Director                                        May 30, 1995
- ----------------------
Bernard Ouziel

/s/ Pat R. Frustaci                      Vice President - Finance,                       May 30, 1995
- -----------------------                     Treasurer and Assistant
Pat R. Frustaci                             Secretary (Principal Financial
                                            and Accounting Officer)


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